UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)  As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 23, 2012, each of Mr. King and Ms. Tuller, the Company’s Chief Financial Officer and VP, Finance, had entered into a Separation and Transition Agreement with the Company, pursuant to which their last day of service to the Company was March 30, 2012. On April 2, 2012, Stephen Garcia and Beth Arnold, consultants with Avant Advisory Group, LLC (“Avant”), took over as the Chief Financial Officer and VP, Finance, respectively, for the Company. Mr. Garcia and Ms. Arnold have been working with the Company for the last month transitioning into their roles.

Mr. Garcia, age 53, is currently a chief financial officer consultant with Avant since November 2010.  Mr. Garcia temporarily left Avant from April to July 2011 to be the chief financial officer at Capario, a medical claims clearing house from April to July of 2011, where he provided chief financial officer services. From November 2008 to April 2010, Mr. Garcia was the chief financial officer at Glenmount Global Solutions, an automation, energy management and information solutions professional services company. From July 2003 to July 2008, he was the chief financial officer at Obagi Medical Products, Inc., a global specialty pharmaceutical company specializing in skin care systems. Prior to becoming a chief financial officer, Steve served as a controller for eight years in various private and public companies.  Mr. Garcia is a certified public accountant and received his bachelor of science degree in accounting from the University of California.

Ms. Arnold, age 53, is currently a senior consultant with Avant.  Prior to joining Avant in January 2012 she was a principal consultant at Assurance Partners, LLP, a consulting company providing interim and part-time finance professional services from 2008 to 2011. From 2006 to 2008, she was the vice president and controller of 99¢ Only Stores, a $1.2 billion publicly-traded retailer. Prior to her service at 99¢ Only Stores, she was the vice president and controller at Worldwide Restaurant Concepts, a public-traded international holding company from 1999 to 2005. She held finance and accounting roles with various companies earlier in her career Ms. Arnold is a certified public accountant and received her bachelor of science degree in business administration from George Mason University.

Mr. Garcia and Ms. Arnold are employed by Avant, but are acting in the officer titles as designated for the Company. The Company entered into an engagement agreement with Avant on February 23, 2012 (the “Agreement”) to provide for outsourced interim services for individuals to replace the Company’s Chief Financial Officer and VP, Finance. The minimum term of the agreement is three months, for which MRV shall pay Avant a fee of $97,834 per month.  Further, Avant shall be directly reimbursed for any travel or out-of-pocket expenses incurred in connection with the Agreement. Subsequent to the initial three-month term, Avant may continue to supply a chief financial officer and vice president, finance on a quarterly, monthly, weekly, day or hourly rate basis at the request of MRV. The per hour rates for these services range from $225 to $350, depending on the duration of the commitment and the services to be provided.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

A copy of the press release announcing the management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

(d)                                  Exhibits

Exhibit 10.1	Engagement Agreement, dated February 23, 2012, by and between the Company and Avant Advisory Group, LLC
Exhibit 99.1	Press Release announcing management changes, dated April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 2, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary